Exhibit 99.1

Aimco Expands its Commitment to Governance Enhancements

DENVER – November 28, 2022 – Apartment Investment and Management Company (NYSE: AIV) (“Aimco” or the “Company”), today expanded on its commitment to enhance corporate governance, announcing that its Board has committed to the following actions:

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Opt Out of MUTA: The Aimco Board will, prior to the 2023 annual meeting, opt out of the provisions of the Maryland Unsolicited Takeover Act, or MUTA, including those that would otherwise allow it to re-classify the Board without the approval of stockholders.

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Declassify the Board in 2023: The Aimco Board will opt out of MUTA prior to the 2023 annual meeting and take any and all other actions necessary to ensure that all Aimco directors stand for election to annual terms at the 2023 annual meeting.

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Transition Timing of the Annual Meeting Date: The Board will move the date of the Company’s annual meeting so the 2024 annual meeting will be held by the end of the second quarter of 2024. The Board intends to hold the 2023 annual meeting by the end of the third quarter of 2023.

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Ask Aimco’s stockholders to Approve Certain Charter Amendments to Eliminate Super-Majority Requirements and Expand Stockholder Rights to Replace Directors. The Board will ask Aimco’s stockholders to, and will recommend that they, approve amendments to Aimco’s charter at the 2023 annual meeting. Once approved by stockholders this will:

•	Lower the threshold required for stockholders to amend all portions of Aimco’s Bylaws to a simple majority of shares outstanding; and

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Lower the threshold for stockholders to remove directors to a simple majority of shares outstanding, eliminate the requirement that such removal be for “cause”, and allow shareholders to appoint directors to fill vacancies arising out of removals by stockholders.

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Amend Aimco’s Bylaws to Lower Threshold for Stockholders to Call a Special Meeting to 15%: The Board will, effective as of the 2023 annual meeting, amend Aimco’s Bylaws to lower the threshold for stockholders to call a special meeting to 15% of shares outstanding, and also allow stockholders to amend the Bylaws to set the size or range of the size of the Board (but to no fewer than three directors).

Dary Stone, Chairman of the Nominating, Environmental, Social, and Governance Committee, stated, “The Aimco Board is confident in Aimco’s outstanding performance, and committed to best-in-class governance. The Board is publicly committing to make additional governance changes effective as of the 2023 annual meeting. The Company is proud of its strong track record of stockholder value creation, demonstrated practice of engaging constructively with investors and acting on their feedback, and ongoing commitment to excellence in corporate governance.”

About Aimco

Aimco is a diversified real estate company primarily focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through its human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit its website www.aimco.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding future financing plans, including the Company’s expected leverage and capital structure; business strategies, prospects, and projected operating and financial results (including earnings), including facts related thereto, such as expected costs; future share repurchases; expected investment opportunities; and our 2022 pipeline investments and projects. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of pipeline investments and projects, (iii) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained.

These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

Contacts

Matt Foster

Sr. Director, Capital Markets and Investor Relations

(303) 793-4661

investor@aimco.com

MacKenzie Partners, Inc.

Dan Burch

212-929-5748

Dburch@mackenziepartners.com

Andrew Siegel / Greg Klassen / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449